                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    F O R M  8 - K

                                    CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   NOVEMBER 19, 1997
                                   ----------------
                                    DATE OF REPORT

                            DOMINGUEZ SERVICES CORPORATION
                            ------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                      0-18677               33-0391161
------------------------------  ------------------------  ------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
INCORPORATION OF ORGANIZATION)                            IDENTIFICATION NO.)



          21718 SOUTH ALAMEDA STREET, LONG BEACH, CALIFORNIA     90810
          ---------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE          (310) 834-2625
                                                            --------------

-------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

                                ITEM 5.  OTHER EVENTS

On November 19, 1997, the Board of Directors of Dominguez Services Corporation declared a three for two (3 - for - 2) stock split of the Company's common stock. The stock split will increase the number of common shares outstanding from 1,004,370 shares to 1,506,555 shares. The stock split will be effective January 1, 1998 for shareholders of record on December 15, 1997. The Company will pay cash in lieu of issuing fractional shares, based on the closing market price as of December 15, 1997.

On January 2, 1998, the Company will mail to each shareholder a letter that describes the stock split along with a certificate for the additional shares and a check, if applicable, in lieu of fractional shares. Shareholders will not be required to return their previously issued certificates.



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       DOMINGUEZ SERVICES CORPORATION
                       ------------------------------
                                (Registrant)



Date:   12/3/97                        By:  /s/ JOHN S. TOOTLE
     -------------------------------      ------------------------------------
                                           John S. Tootle
                                           CFO, Vice-President Finance














                                        2